UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

Triangle Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 719-4770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Press Release

On April 4, 2018, Triangle Capital Corporation (the “Company”) issued a press release announcing the execution of (i) an Asset Purchase Agreement by and between the Company and an affiliate of Benefit Street Partners L.L.C. (“Benefit Street”), pursuant to which, subject to stockholder approval, the Company will sell its December 31, 2017 investment portfolio to funds advised by Benefit Street, and (ii) a Stock Purchase and Transaction Agreement by and between the Company and Barings LLC (“Barings”), pursuant to which, subject to stockholder approval, the Company will enter into an investment advisory agreement for Barings to become the investment adviser to the Company. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Investor Presentation

The Company and Barings have prepared an investor presentation for use on a joint conference call to be held by the Company and Barings at 9:00 a.m. ET on April 4, 2018. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 4, 2018

99.2	Investor Presentation, dated April 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: April 4, 2018	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer

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